As filed with the Securities and Exchange Commission on January 13, 2017

Registration No. 333-215280

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cobalt International Energy, Inc.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0821169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Cobalt Center

920 Memorial City Way, Suite 100

Houston, Texas 77024

(713) 579-9100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Timothy J. Cutt, Chief Executive Officer

Cobalt Center

920 Memorial City Way, Suite 100

Houston, Texas 77024

(713) 579-9100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Byron B. Rooney, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Cobalt International Energy, Inc.
Common Stock, par value $0.01 per share	(1)(2)	(1)(2)	(1)(2)
Preferred Stock, par value $0.01 per share	(1)(2)	(1)(2)	(1)(2)
Debt Securities(3)	(1)(2)	(1)(2)	(1)(2)
Warrants(4)	(1)(2)	(1)(2)	(1)(2)
Purchase Contracts	(1)(2)	(1)(2)	(1)(2)
Units	(1)(2)	(1)(2)	(1)(2)
Certain subsidiaries of Cobalt International Energy, Inc. identified on the following page
Guarantees of Debt Securities(5)	(1)(2)	(1)(2)	(1)(2)
Total Primary Offering			$917,205,093.96	$106,304.07(10)
Secondary Offering:
Cobalt International Energy, Inc.
Common Stock, par value $0.01 per share	71,374,919 shares	(7)	$82,794,906.04(8)	$9,595.93(9)(10)
Total			$1,000,000,000	$115,900(6)(10)

(1)	Information with respect to each class is omitted pursuant to General Instruction II.D of Form S-3. An indeterminate number and amount of the securities of each identified class to be offered at indeterminate prices is being registered pursuant to this registration statement with a maximum aggregate offering price not to exceed approximately $917.2 million. The proposed maximum aggregate offering price has been estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(o), the registration fee is calculated based on the maximum aggregate offering price of all securities listed.
(2)	Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

(3)	Debt securities may be issued at an original issue discount or at a premium. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed approximately $917.2 million, less the aggregate dollar amount of all securities previously issued hereunder.
(4)	The warrants covered by this registration statement may be debt warrants or equity warrants.
(5)	Debt securities may be issued without guarantees or may be guaranteed. No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.
(6)	Calculated in accordance with Rule 457(o) under the Securities Act.
(7)	With respect to the Secondary Offering, the proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, sale by the holders of such securities named in the registration statement.
(8)	Estimated solely for the purpose of calculating the registration fee for the Secondary Offering pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of the shares of common stock on January 10, 2017 of $1.16, as reported on the New York Stock Exchange.
(9)	Calculated in accordance with Rule 457(a) under the Securities Act.
(10)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Name†	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Cobalt International Energy GP, LLC	Delaware	20-4147374
Cobalt International Energy, L.P.	Delaware	20-3782411
Cobalt GOM LLC	Delaware	26-3137188
Cobalt GOM #1 LLC	Delaware	26-3137262
Cobalt GOM #2 LLC	Delaware	26-3137316

†	The address, including zip code, and telephone number, including area code, of the principal executive offices of each registrant is 920 Memorial City Way, Suite 100 Houston, Texas 77024; (713) 579-9100.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 13, 2017

Cobalt International Energy, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

Cobalt International Energy GP, LLC

Cobalt International Energy, L.P.

Cobalt GOM LLC

Cobalt GOM #1 LLC

Cobalt GOM #2 LLC

Guarantees of Debt Securities

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Specific amounts and terms of these securities will be provided in supplements to this prospectus. This prospectus also relates to guarantees of debt securities by any of our subsidiaries identified in this prospectus. The aggregate initial offering price of all securities sold by us will not exceed approximately $917.2 million.

In addition, the selling securityholders named in this prospectus may from time to time offer and sell up to 71,374,919 shares of our common stock. We are registering these shares of our common stock pursuant to a registration rights agreement that we entered into with certain of the selling securityholders. The selling securityholders may offer and sell their shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling securityholders may conduct sales of their shares of our common stock. We will not receive any proceeds from any sale of shares of our common stock by the selling securityholders.

You should read this prospectus, any prospectus supplement, any related free writing prospectus, and any documents incorporated by reference herein and therein, carefully before you invest.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 6 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                 , 2017

Neither we nor any selling securityholder has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any selling securityholder takes responsibility for, or provides assurance as to the reliability of, any other information that others may give you. Neither we nor any selling securityholder is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus is accurate as of any date other than the date of such document. The terms Cobalt, “we,” “us,” and “our” refer to Cobalt International Energy, Inc. and its subsidiaries, unless the context otherwise requires.

COBALT INTERNATIONAL ENERGY, INC.

Cobalt is an independent exploration and production company with operations in the deepwater U.S. Gulf of Mexico and offshore Angola and Gabon in West Africa. Cobalt was formed in 2005 and is headquartered in Houston, Texas.

Our principal executive offices are located at Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas, 77024, and our telephone number is (713) 579-9100. We maintain a website at www.cobaltintl.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell up to approximately $917.2 million in total aggregate offering price of any combination of the securities described in this prospectus in one or more offerings. In addition, the selling securityholders named in this prospectus may sell up to 71,374,919 shares of our common stock as described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Other information about us is also on our website at www.cobaltintl.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC’s website and the information on our website do not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus:

(a) Current Reports on Form 8-K dated March 16, 2016, April 29, 2016, May 31, 2016, June 17, 2016, July 7, 2016, August 23, 2016, September 7, 2016, September 16, 2016, November 2, 2016, November 10, 2016 and December 7, 2016 (excluding Item 7.01 and Exhibit 99.1 thereof);

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

(c) Annual Report on Form 10-K for the year ended December 31, 2015, including portions of our Definitive Proxy Statement on Schedule 14A filed on March 18, 2016, to the extent specifically incorporated by reference into such Annual Report on Form 10-K; and

(d) Registration Statement on Form 8-A dated December 11, 2009.

You may request a copy of these filings at no cost, by writing or telephoning us at:

Cobalt International Energy, Inc.

Cobalt Center, 920 Memorial City Way, Suite 100

Houston, Texas 77024

Attention: General Counsel

Telephone: (713) 579-9100

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of the federal securities laws, including, but not limited to, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We have based our forward-looking statements on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein completely and with the understanding that our actual future results may be materially different from what we expect.

Our forward-looking statements may be influenced by the following factors, among others:

•	our ability to sell our interests in Blocks 20 and 21 offshore Angola or additional assets on acceptable terms;

•	the financial and operational implications of the termination of the purchase and sale agreement with Sociedade Nacional de Combustíveis de Angola—Empresa Pública for the sale of our working interests in Blocks 20 and 21 offshore Angola;

•	liquidity and ability to finance our exploration, appraisal, development, and acquisition activities;

•	our ability to evaluate and execute upon potential strategic alternatives and initiatives to improve liquidity;

•	the availability and cost of financing, and refinancing, our indebtedness;

•	our ability to meet our obligations under the agreements governing our current or any future indebtedness;

•	volatility and extended depression of oil and natural gas prices;

•	our ability to successfully and efficiently execute our project appraisal, development and exploration activities;

•	projected and targeted capital expenditures and other costs and commitments;

•	lack or delay of partner, government and regulatory approvals related to our business or required pursuant to agreements to which we are party;

•	changes in environmental, safety and health laws and regulations or the implementation or interpretation of those laws and regulations;

•	current and future government regulation of the oil and natural gas industry and our operations;

•	our ability to obtain financing;

•	uncertainties inherent in making estimates of our oil and natural gas data;

•	our and our partners’ ability to obtain permits to drill and develop our properties in the U.S. Gulf of Mexico;

•	termination of or intervention in concessions, licenses, permits, rights or authorizations granted to us by the United States, Angolan and Gabonese governments to us;

•	our dependence on our key management personnel and our ability to attract and retain qualified personnel;

•	our ability to find, acquire or gain access to new prospects;

•	the ability of the containment resources we have under contract to perform as designed or contain or cap any oil spill, blow-out or uncontrolled flow of hydrocarbons;

•	the availability and cost of developing appropriate oil and natural gas transportation and infrastructure;

•	military operations, civil unrest, disease, piracy, terrorist acts, wars or embargoes;

•	our vulnerability to severe weather events, especially tropical storms and hurricanes in the U.S. Gulf of Mexico;

•	the cost and availability of adequate insurance coverage;

•	the results or outcome of any legal proceedings or investigations to which we may be subject; and

•	other risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, any accompanying prospectus supplement and other filings made by the us from time to time with the SEC or in materials incorporated herein or therein.

The words “anticipate,” “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “intend,” “could,” “expect,” “plan” and other similar expressions, and the negatives thereof, are intended to identify forward-looking statements. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other “forward-looking” information. These forward-looking statements speak only as of the date they were made and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. All of our forward-looking information involve risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, any accompanying prospectus supplement and other filings made by the us from time to time with the SEC or in materials incorporated herein or therein. Because of these uncertainties, you should not place undue reliance on these forward-looking statements.

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2015 and any updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

RATIO OF EARNINGS TO FIXED CHARGES

(Unaudited)

	Nine Months Ended September 30, 2016		Year Ended December 31,
			2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges(1)	N/A	(2)	N/A(2)	N/A(2)	N/A(2)	N/A(2)	0.0(3)

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes, plus fixed charges and amortization of capitalized interest and less capitalized interest; and fixed charges include interest expense, capitalized interest, amortization of deferred financing costs and an interest component of rent expense.
(2)	Earnings were inadequate to cover fixed charges by $534.0 million for the nine months ended September 30, 2016, $604.4 million for the year ended December 31, 2015, $375.7 million for the year ended December 31, 2014, $422.2 million for the year ended December 31, 2013 and $231.1 million for the year ended December 31, 2012.
(3)	Prior to the issuance of our 2.625% Convertible Senior Notes due 2019, our ratio of earnings to fixed charges had been zero. The basis for this calculation is that prior to this issuance we had no long-term debt and therefore no interest expensed or capitalized, amortized premiums, discounts or capitalized expense relating to indebtedness.

SELLING SECURITYHOLDERS

The selling securityholders indicated below or their permitted transferees, donees, pledgees, assignees or other successors-in-interest may resell from time to time in whole or in part up to 71,374,919 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions).

The following table, based upon information currently known by us, sets forth as of December 22, 2016: (i) the number of securities held of record or beneficially by the selling securityholders as of such date and (ii) the number of securities that may be offered under this prospectus by the selling securityholders. The beneficial ownership of the securities set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Percentage of beneficial ownership is based on 417,333,252 shares of our common stock issued and outstanding as of September 30, 2016.

Except as indicated in footnotes to this table, we believe that the selling securityholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such selling securityholders.

	Shares Beneficially Owned as of December 22, 2016		Number of Shares Being Offered Pursuant to this Prospectus(3)	Shares Beneficially Owned After the Offering(3)
Name and Address of Beneficial Owner	Number	Percent		Number	Percent
The First Reserve Funds(1)	36,552,041	8.76%	36,552,041	—	—%
The Carlyle/Riverstone Funds(2)	34,822,878	8.34%	34,822,878	—	—%

(1)	First Reserve Fund XI, L.P. (“Fund XI”) and FR XI Onshore AIV, L.P. (“Onshore AIV”) each directly hold the 27,396,278 and 9,155,763 shares of common stock, respectively. First Reserve GP XI, L.P. (“GP XI”) is the general partner of Fund XI and Onshore AIV, and First Reserve GP XI, Inc. (“GP XI Inc.”) is the general partner of GP XI. Mr. Macaulay is a director of GP XI Inc. and has the right to appoint a majority of the board of directors of GP XI Inc. In such capacities, each of Mr. Macaulay, GP XI and GP XI Inc. may be deemed to share beneficial ownership of the shares of the Company held by Fund XI and Onshore AIV.
(2)	Carlyle/Riverstone Global Energy and Power Fund III, L.P. (“C/R Fund III”), C/R Energy III Cobalt Partnership, L.P. (“C/R III Cobalt”), Riverstone Energy Coinvestment III, L.P. (“REC III”) and Carlyle Energy Coinvestment III, L.P. (“CEC III”) are the record holders of 14,110,575, 6,079,540, 578,018 and 125,593 shares of our common stock, respectively. C/R Energy GP III, LLC (“GP III”) exercises investment discretion and control over the shares held by each of C/R Fund III and C/R III Cobalt through their mutual general partner, Carlyle/Riverstone Energy Partners III, L.P. (“C/R Partners III”), of which GP III is the sole general partner. GP III has the power to direct the voting and disposition of the shares held by each of REC III and CEC III.

C/R Cobalt Investment Partnership, L.P. (“C/R Cobalt”) and C/R Energy Coinvestment II, L.P. (“C/R Coinvest”) are the record holders of 12,739,299 and 1,189,853 shares of our common stock, respectively. C/R Energy GP II, LLC (“GP II”) exercises investment discretion and control over the shares held by each of C/R Cobalt and C/R Coinvest through their mutual general partner, Carlyle/Riverstone Energy Partners II, L.P. (“C/R Partners II”), of which GP II is the sole general partner.

Each of GP III and GP II is managed by an eight person managing board. Pierre F. Lapeyre, Jr., David M. Leuschen, Michael B. Hoffman, N. John Lancaster, Daniel A. D’Aniello, William E. Conway, Jr., David M. Rubenstein and Edward J. Mathias, as the members of the managing boards of each of GP III and GP II, may be deemed to share beneficial ownership of the shares of common stock beneficially owned by GP III and GP II. Each such person disclaims any such beneficial ownership. The address of each of the above persons is c/o Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, NY 10019, except for

CEC III, whose address is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, D.C. 20004-2505.

(3)	We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders may decide not to sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, we cannot estimate the number of securities that will be held by the selling securityholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders. Unless the context otherwise requires, as used in this prospectus, “selling securityholder,” when used with reference to any entity named above, includes such entity named above and any entity selling securities received from such entity named above as a gift, pledge, distribution or other transfer after the date of this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our certificate of incorporation, our amended and restated bylaws and applicable provisions of law. We have summarized certain portions of the certificate of incorporation and amended and restated bylaws below. The summary is not complete. The certificate of incorporation and amended and restated bylaws are incorporated by reference in the registration statement for these securities that we have filed with the SEC and have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2009 and our Current Report on Form 8-K dated November 2, 2016, respectively. You should read the certificate of incorporation and amended and restated bylaws for the provisions that are important to you.

We are authorized to issue 2,000,000,000 shares of common stock, $0.01 par value per share, and 200,000,000 shares of preferred stock, $0.01 par value per share. As of September 30, 2016, we had 417,333,252 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The preferred stock, if issued, would have priority over the common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. Our board of directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.

The transfer agent for each series of preferred stock will be described in the applicable prospectus supplement.

Certain Provisions of Our Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our certificate of incorporation and amended and restated bylaws:

•	permit our board of directors to issue up to 200,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that, subject to the terms of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that, subject to the terms of any series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

•	provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any;

•	provide that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the combined voting power of our then outstanding stock;

•	provide that special meetings of our stockholders may only be called by the board of directors or the chairman of the board;

•	provide that we renounce any interest in the business opportunities of our former financial sponsors and of our directors who are affiliated with our former financial sponsors, other than directors employed by us, and that neither our directors affiliated with our former financial sponsors, other than directors employed by us, nor our former financial sponsors have any obligation to offer us those opportunities;

•	eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware General Corporation Laws (the “DGCL”) and indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•	do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose; and

•	provide that our amended and restated bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors.

Opt-Out of Section 203 of the DGCL

We have expressly elected not to be governed by the “business combination” provisions of Section 203 of the DGCL. At any time after our former financial sponsors no longer beneficially own at least 25% of the outstanding shares of our common stock, such election shall be automatically withdrawn and we will thereafter be governed by the “Business Combination” provisions of Section 203 of the DGCL. Section 203 prohibits a person who acquires more than 15% but less than 85% of all classes of our outstanding voting stock without the approval of our board of directors from merging or combining with us for a period of three years, unless the merger or combination is approved by a two-thirds vote of the shares not owned by such person. These provisions would apply even if the proposed merger or acquisition could be considered beneficial by some stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the NYSE under the symbol “CIE.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Any debt securities we may issue will constitute either senior or subordinated debt of Cobalt. Any debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. Any debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.

If so provided in a prospectus supplement, the applicable debt securities will have the benefit of the full and unconditional senior guarantees (subject to certain customary limitations), jointly and severally, from any of the following wholly-owned subsidiaries of Cobalt:

•	Cobalt International Energy GP, LLC;

•	Cobalt International Energy, L.P.;

•	Cobalt GOM LLC;

•	Cobalt GOM #1 LLC; and

•	Cobalt GOM #2 LLC.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts we may issue may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DES CRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Cobalt, the trustees, the warrant agents, the unit agents or any other agent of Cobalt, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Cobalt and/or the selling securityholders may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by them;

•	the purchase price of such securities and the proceeds to be received by Cobalt, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If Cobalt and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

Cobalt and/or the selling securityholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Cobalt and/or the selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Cobalt at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Cobalt and/or the selling securityholders, if applicable, to indemnification by Cobalt and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Cobalt and its affiliates in the ordinary course of business.

Each series of securities other than the common stock, which is listed on the NYSE, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of Cobalt International Energy, Inc. appearing in Cobalt International Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Cobalt International Energy, Inc.’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee		$115,900	*
Printing			**
Legal fees and expenses (including Blue Sky fees)			**
Transfer agent and trustee fees			**
Rating agency fees			**
Accounting fees and expenses			**
Miscellaneous			**

TOTAL	$		**

*	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any.
**	Not presently known.

In connection with any offering under this registration statement by a selling securityholder, all or a portion of the foregoing expenses may be reimbursed to the Registrant by such selling securityholder, to the extent described in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Seven of the Registrant’s Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Any underwriting agreement that the Registrant may enter into in connection with the sale of any securities registered hereunder, may provide for indemnification of directors and certain officers of the Registrant by the underwriters against certain liabilities. To the extent that the Registrant enters into any such underwriting agreement, it may file it as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this registration statement.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s Certificate of Incorporation dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware General Corporation Law and the Registrant’s Certificate of Incorporation.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

4.1	Form of Senior Debt Indenture between Cobalt International Energy, Inc. and Wilmington Trust, National Association, as trustee**

4.2	Form of Subordinated Debt Indenture between Cobalt International Energy, Inc. and a trustee to be named (incorporated by reference to Exhibit 4.2 to Cobalt’s Registration Statement on Form S-3 dated January 4, 2011 (File No. 333-171536))

4.3	Form of Senior Note*

4.4	Form of Subordinated Note*

4.5	Form of Warrant Agreement*

4.6	Form of Purchase Contract*

4.7	Form of Unit Agreement*

4.8	Form of Certificate of Designations*

4.9	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Cobalt’s Annual Report on Form 10-K filed March 30, 2010 (File No. 001-34579))

4.10	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Cobalt’s Current Report on Form 8-K dated November 2, 2016 (File No. 001-34579))

5.1	Opinion of Davis Polk & Wardwell LLP**

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges**

23.1	Consent of Ernst & Young LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)**

24.1	Power of Attorney**

25.1	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, trustee for senior debt securities**

25.2	Statement of Eligibility on Form T-1 of Trustee for subordinated debt securities*

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.
**	Previously filed.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 13, 2017.

Cobalt International Energy, Inc.

By:	/s/ DAVID D. POWELL
Name: David D. Powell
Title: Chief Financial Officer and Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* Timothy J. Cutt	Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2017

/s/ DAVID D. POWELL David D. Powell	Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	January 13, 2017

* William P. Utt	Chairman of the Board of Directors	January 13, 2017

* Jack E. Golden	Director	January 13, 2017

* John E. Hagale	Director	January 13, 2017

* Kathryn Bailey Hutchison	Director	January 13, 2017

* Jon A. Marshall	Director	January 13, 2017

* Kenneth W. Moore	Director	January 13, 2017

* Myles W. Scoggins	Director	January 13, 2017

Signature	Title	Date

* D. Jeff van Steenbergen	Director	January 13, 2017

* Van P. Whitfield	Director	January 13, 2017

* Martin H. Young, Jr.	Director	January 13, 2017

*By:	/s/ DAVID D. POWELL
David D. Powell
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 13, 2017.

Cobalt International Energy GP, LLC

By:	/s/ DAVID D. POWELL
Name: David D. Powell
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ DAVID D. POWELL David D. Powell	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	January 13, 2017
Sole Member: Cobalt International Energy, Inc.

/s/ DAVID D. POWELL David D. Powell	Executive Vice President and Chief Financial Officer	January 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 13, 2017.

Cobalt International Energy, L.P.

By:	/s/ DAVID D. POWELL
Name: David D. Powell
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ DAVID D. POWELL David D. Powell	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	January 13, 2017
General Partner: By: Cobalt International Energy GP, LLC By: Cobalt International Energy, Inc. Its sole member

/s/ DAVID D. POWELL David D. Powell	Executive Vice President and Chief Financial Officer	January 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 13, 2017.

Cobalt GOM LLC

By:	/s/ DAVID D. POWELL
Name: David D. Powell
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ DAVID D. POWELL David D. Powell	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	January 13, 2017
Member: Cobalt International Energy, L.P. By: Cobalt International Energy GP, LLC, Its sole general partner By: Cobalt International Energy, Inc. Its sole member

/s/ DAVID D. POWELL David D. Powell	Executive Vice President and Chief Financial Officer	January 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 13, 2017.

Cobalt GOM #1 LLC

By:	/s/ DAVID D. POWELL
Name: David D. Powell
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ DAVID D. POWELL David D. Powell	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	January 13, 2017
Member: Cobalt GOM LLC By: Cobalt International Energy, L.P. Its sole member By: Cobalt International Energy GP, LLC, Its general partner By: Cobalt International Energy, Inc. Its sole member

/s/ DAVID D. POWELL David D. Powell	Executive Vice President and Chief Financial Officer	January 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 13, 2017.

Cobalt GOM #2 LLC

By:	/s/ DAVID D. POWELL
Name: David D. Powell
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ DAVID D. POWELL David D. Powell	Executive Vice President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	January 13, 2017
Member: Cobalt GOM LLC By: Cobalt International Energy, L.P. Its sole member By: Cobalt International Energy GP, LLC, Its general partner By: Cobalt International Energy, Inc. Its sole member

/s/ DAVID D. POWELL David D. Powell	Executive Vice President and Chief Financial Officer	January 13, 2017

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

4.1	Form of Senior Debt Indenture between Cobalt International Energy, Inc. and Wilmington Trust, National Association, as trustee**

4.2	Form of Subordinated Debt Indenture between Cobalt International Energy, Inc. and a trustee to be named (incorporated by reference to Exhibit 4.2 to Cobalt’s Registration Statement on Form S-3 dated January 4, 2011 (File No. 333-171536))

4.3	Form of Senior Note*

4.4	Form of Subordinated Note*

4.5	Form of Warrant Agreement*

4.6	Form of Purchase Contract*

4.7	Form of Unit Agreement*

4.8	Form of Certificate of Designations*

4.9	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Cobalt’s Annual Report on Form 10-K filed March 30, 2010 (File No. 001-34579))

4.10	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Cobalt’s Current Report on Form 8-K dated November 2, 2016 (File No. 001-34579))

5.1	Opinion of Davis Polk & Wardwell LLP**

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges**

23.1	Consent of Ernst & Young LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)**

24.1	Power of Attorney**

25.1	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, trustee for senior debt securities**

25.2	Statement of Eligibility on Form T-1 of Trustee for subordinated debt securities*

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.
**	Previously filed.